UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 3, 2014, American Realty Capital Properties, Inc. (the “Company”) prepared and furnished a presentation as an exhibit to a Current Report on Form 8-K (the “Initial Report”) in advance of NAREIT’s REITWeek® 2014: NAREIT’s Investor Forum®, containing pro forma information describing the Company’s expected consummation of its announced Red Lobster portfolio acquisition and sale of its multi-tenant portfolio. As part of such presentation, the Company included projected May 2014 fundraising information for Cole Capital on slides 12 and 13 because official May 2014 fundraising figures were not yet available.

The Company is now promptly furnishing this Amended Current Report on 8-K/A (this “Amendment”) to update both such slides with actual May 2014 fundraising figures. Such slides shall replace in their entirety slides 12 and 13 which were attached as part of Exhibit 99.1 to the Initial Report. No other changes shall be made to the Initial Report and this Amendment shall be read with the Initial Report.

Such updated slides are furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such updated slides shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Updated Cole Capital Slides from Company Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 5, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Executive Chairman of the Board of Directors